SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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TRAVEL HUNT HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

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TRAVEL HUNT HOLDINGS, INC.
17th Floor, HongJi Building, JinWei Road
HeBei District, Tianjin, China
(86 22) 2626 9216

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about May 6, 2008 to the holders of record of the outstanding common stock, $.001 par value per share (the “Common Stock”), of Travel Hunt Holdings, Inc., a Delaware corporation (the “Company”), as of the close of business on April 22, 2008 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated April 22, 2008, (the “Written Consent”) of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Travel Hunt Holdings, Inc.

The Written Consent authorized an amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to:

(i) change our name to “China New Energy Group Company”; and

(ii) increase our total authorized stock from 100,000,000 to 500,000,000 shares of Common Stock.

A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when we file the Certificate of Amendment with the Delaware Secretary of State (the “Effective Date”).

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

/s/ Jiaji Shang

Jiaji Shang
Chief Executive Officer and President

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 6, 2008 to our stockholders by our Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS

Under the DCGL and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share of Common Stock on any matter which may properly come before the stockholders.

On the Record Date, we had 100,000,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On March 28, 2008, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “China New Energy Group Company” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Current Report on Form 8-K filed on March 31, 2008, as amended on April 11, 2008.

Our Board of Directors has determined that an increase in our authorized Common Stock is necessary because all of our authorized shares of Common Stock are currently issued and outstanding. Increasing our authorized Common Stock will provide management with increased flexibility in taking prompt advantage of future potential acquisition and equity financing transactions without the expense and delay of calling meetings of the stockholders to authorize increases in authorized capital.

CONSENTING STOCKHOLDERS

On April 22, 2008, the following stockholders consented in writing to the Certificate of Amendment:

Name of Stockholder	Shares of Common Stock	Percent of Common Stock
Quick Rise Investments Limited	20,000,000	20.00%
Waterpower Investments Limited	14,807,828	14.81%
Keen Star Asia Holdings Limited	9,490,865	9.49%
Eternal International Holding Group Limited	9,490,865	9.49%
TOTAL	53,789,558	53.79%

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising our stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c and the provisions of the DGCL, file the Certificate of Amendment with the Delaware Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 100,000,000 shares of Common Stock. Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our Bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred Stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common stock.

We are also authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any Preferred Stock so issued by our Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

At the close of business on the Record Date, we had 100,000,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of April 27, 2008 (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Tianjin Sing Ocean Public Utility Development Co., Ltd., 17th Floor, HongJi Building, JinWei Road, HeBei District, Tianjin, China.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Jiaji Shang(3)	Chairman, CEO and President	Common stock $.001 par value	51,026,957	51.03%
Xiaoling Li	Chief Financial Officer	Common stock $.001 par value	0	*
Changli Li	Chief Technology Officer	Common stock $.001 par value	0	*
Chunming Guo	Director	Common stock $.001 par value	0	*
Yangkan Chong	Director	Common stock $.001 par value	0	*
All officers and directors as a group (5 persons named above)		Common stock $.001 par value	51,026,957	51.03%
5% Securities Holder
Jiaji Shang(3)	Chairman, CEO and President	Common stock $.001 par value	51,026,957	51.03%
Qun Wang(4) Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	26,041,146	26.04%
Quick Rise Investments Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	20,000,000	20.00%
Waterpower Investments Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	14,807,828	14.81%
Keen Star Asia Holdings Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	9,490,865	9.49%
Eternal International Holding Group Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchi, Hong Kong Peoples Republic of China		Common stock $.001 par value	9,490,865	9.49%
* Less than 1%

1Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

2As of March 31, 2008, a total of 100,000,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3Includes the following shares held by entities for which Mr. Shang is deemed to be the beneficial owner: 7,592,692 shares held by Eternal International; 4,382,502 shares held by Victory Boom Investments Limited, a British Virgin Islands corporation; 20,000,000 shares held by Quick Rise Investments Limited, a British Virgin Islands corporation; 14,807,828 shares held by Waterpower Investments Limited, a British Virgin Islands corporation; and 4,243,935 shares held by Lika Investments Limited, a British Virgin Islands corporation.

4Includes the following shares held by entities for which Mr. Wang is deemed to be the beneficial owner: 1,898,173 shares held by Eternal International; 9,490,865 shares held by Keen Star Asia Holdings Limited, a British Virgin Islands corporation; 4,382,502 shares held by Krum Power Group Limited, a British Virgin Islands corporation; 4,382,502 shares held by Clever Keys Group Limited, a British Virgin Islands corporation; 3,188,931 shares held by Oak Lake Investments Limited, a British Virgin Islands corporation; and 2,698,173 shares held by Longwide Investments Limited, a British Virgin Islands corporation.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

On March 28, 2008, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to (i) change our name to “China New Energy Group Company” to more accurately reflect our business operations and (ii) increase our total authorized stock from 100,000,000 to 500,000,000 shares of Common Stock. The Majority Stockholders approved the Certificate of Amendment pursuant to the Written Consent dated as of April 22, 2008. The proposed Certificate of Amendment is attached hereto as Appendix A.

Stockholder approval for the Certificate of Amendment was obtained by the Written Consent of our stockholders holding at least a majority of our issued and outstanding Common Stock, as of the Record Date. The Certificate of Amendment will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Name Change

Our current Certificate of Incorporation states that our name is “Travel Hunt Holdings, Inc.” Our Board of Directors unanimously approved, subject to approval of our stockholders, the Certificate of Amendment to change our name from “Travel Hunt Holdings, Inc.” to “China New Energy Group Company”.

Purposes for Name Change

The change of our name to “China New Energy Group Company” is in the best interest of Stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Current Report on Form 8-K filed on March 31, 2008, as amended on April 11, 2008.

Increase of Authorized Common Stock of the Company

We are currently authorized to issue 100,000,000 shares of Common Stock. As of the Record Date, all 100,000,000 shares were issued and outstanding and no shares of our Common Stock are therefore available for future issuance. As a result of this situation and to provide us with greater flexibility with respect to our capital structure for such purposes as equity financings and future stock based acquisitions or to facilitate our use of equity as currency in the future, our Board of Directors approved the Certificate of Amendment providing for an increase in our total authorized Common Stock from 100,000,000 to 500,000,000 shares of Common Stock. Likewise, the holders of a majority of our issued and outstanding Common Stock as of the Record Date took action by Written Consent to approve the Certificate of Amendment and increase in our total authorized Common Stock.

The terms of the newly authorized shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. The authorization of additional shares of Common Stock will not alter the current number of issued shares. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of our Company, the issuance of any newly authorized shares of Common Stock, will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of our Common Stock. Depending upon the circumstances under which newly authorized shares of Common Stock are issued, our stockholders may experience a reduction in stockholders’ equity per share and voting power. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Certificate of Amendment.

Purpose for Increase and Effects of Increase on Authorized Common Stock

The increase in our authorized capital has been effected for the primary purpose of providing us with greater flexibility with respect to our capital structure for such purposes as equity financings and future stock based acquisitions or to give us the ability to use our equity as consideration for property or services in the future.  Since all of our Common Stock is currently issued and outstanding, our Board of Directors determined that an increase in our authorized Common Stock is necessary to facilitate our use of equity as currency in the future.

The increase in the number of authorized but unissued shares of Common Stock will enable us, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs, and other corporate purposes. Having a substantial number of authorized but unissued shares of Common Stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a meeting of stockholders or obtaining the written consent of stockholders for the purpose of approving an increase in our capitalization. It is not the present intention of our Board of Directors to seek stockholder approval prior to any issuance of shares of Common Stock that would become authorized by the Certificate of Amendment unless otherwise required by law or regulation.

The increase in the authorized number of shares of Common Stock could have other effects on our stockholders, depending upon the nature and circumstances of any future issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our Company more difficult. Similarly, the issuance of additional shares to certain persons allied with the our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Please see “Potential Anti-takeover Effects” below for a more detailed discussion of the potential anti-takeover effects of the increase in our authorized capital.

Potential Anti-takeover Effects

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. However, the purpose of the increase in our authorized Common Stock is to facilitate the potential equity financing transaction described above and to provide us with greater flexibility with respect to our capital structure. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the increase in our authorized stock is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our Common Stock or obtain control of our Company. Other than the increase in our authorized Common Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we currently have no plans or proposals to adopt other provisions or enter into other arrangements that many have anti-takeover ramifications.

Other provisions of our Certificate of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board of Directors and management. Our Certificate of Incorporation provides that our Board of Directors may issue, without further stockholder approval, up to 10,000,000 shares of Preferred Stock in one or more classes or series within a class. Any Preferred Stock issued in the future may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. According to our Certificate of Incorporation and Bylaws, neither the holders of our Common Stock nor the holders of Preferred Stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of our Company by replacing our Board of Directors.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We were incorporated under the laws of the State of Florida on December 17, 1999. On July 15, 2003, we acquired all the outstanding shares of Travel Hunt, Inc., an inactive Florida corporation with no assets or liabilities for 700,000 shares of our Common Stock. The transaction was accounted for as a combination of entities under common control and accordingly we recorded the merger at historical cost. Accordingly, all shares and per share amounts have been retroactively restated. From and after April 26, 2007, we ceased our prior business operations and began exploring potential targets for a business combination through a purchase of assets, share purchase or exchange, merger or similar type of transaction. On October 11, 2007, we reincorporated from Florida to Delaware.

On March 28, 2008, we completed a reverse acquisition transaction with Willsky Development, Ltd. (“Willsky”), whereby we issued to the shareholder of Willsky 94,908,650 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Willsky. Willsky thereby became our wholly owned subsidiary and the former shareholder of Willsky became our controlling stockholder.

Willsky was established on May 31, 2005 under the laws of the British Virgin Islands and owns 99% of the outstanding equity interest in Tianjin SingOcean Public Utility Development Co., Ltd. (“SingOcean”).

Upon the closing of the reverse acquisition, Geoffrey Allison, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that became effective on April 27, 2008, the tenth day following the mailing by us of an information statement to our stockholders that complied with the requirements of Section 14f-1 of the Exchange Act, which was mailed out on April 17, 2008. Jiaji Shang was appointed as our director effective upon the closing of the reverse acquisition and Chunming Guo and Yangkan Chong were appointed as our directors effective upon the effectiveness of Mr. Alison’s resignation. In addition, our executive officers were replaced by the SingOcean executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of the reverse acquisition transaction with Willsky, we entered into a new business. Through SingOcean, we are now a vertically integrated natural gas company engaged in the development of natural gas distribution networks, the distribution of natural gas to residential and industrial customers in small and medium sized cities in China and the exploration and recovery of natural gas reserves. We are changing our name to “China New Energy Group Company” to reflect our new business and to be similar to the names of our subsidiary company.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendment to our Certificate of Incorporation and the adoption of the Certificate of Amendment.

FINANCIAL AND OTHER INFORMATION

For more detailed information about us, including financial statements, and other information about the business and operations of our Company, you may refer to our Current Report on Form 8-K filed on March 31, 2008, as amended on April 11, 2008, and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TRAVEL HUNT HOLDINGS, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

Travel Hunt Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Travel Hunt Holdings, Inc. (the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on October 9, 2007.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and substituting the following in lieu thereof:

“FIRST: The name of the corporation is China New Energy Group Company (hereinafter referred to as the ‘Corporation’).”

FOURTH: The Certificate if Incorporation of the Corporation is hereby further amended by deleting Article FOURTH in its entirety and substituting the following in lieu thereof:

“FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is Five Hundred Ten Million (510,000,000) shares, consisting of Five Hundred Million (500,000,000) shares of common stock, par value $.001 per share (‘Common Stock’) and Ten Million (10,000,000) shares of preferred stock, par value $.001 per share (‘Preferred Stock’).

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Amendment, the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation or any agreement in existence from time-to-time among the stockholders of the Corporation and the Corporation, no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Article FOURTH, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the written consent of all of the members of the Board of Directors of the Corporation and by the written consent of the holders of a majority of the Corporation’s issued and outstanding capital stock entitled to vote thereon pursuant to Sections 141(f) and 228, respectively, of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this _____ day of _______________, 2008.

/s/ Jiaji Shang
Jiaji Shang
Chairman and Chief Executive Officer